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                                                                     EXHIBIT 5.4

[LANG MICHENER LETTERHEAD]

December 18, 2002


To:      Ballard Power Systems Inc.
And To:  United States Securities and Exchange Commission

Dear Sirs:

BALLARD POWER SYSTEMS INC. -- REGISTRATION STATEMENT ON FORM F-10

In connection with the registration statement on Form F-10 of Ballard Power Systems Inc. (the "Registration Statement"), we consent to the references to our name in the Registration Statement under the heading "Legal Matters" and to the inclusion of and reference to our opinion under the heading "Eligibility for Investment".

Yours truly,


/s/ LANG MICHENER